UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008
__________________________

WACHOVIA AUTO LOAN OWNER TRUST 2008-1
(Exact name of registrant as specified in its charter)

WDS RECEIVABLES LLC
(Exact name of depositor as specified in its charter)

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact name of sponsor as specified in its charter)
__________________________

Delaware (State or other jurisdiction of incorporation)	333-138043-03 333-138043 (Commission File Number)	20-0776201 20-4539495 (IRS Employer Identification No.)
___________________________
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890-1605
Attn:  Corporate Trust Administration
(302) 636-6000
(Address of principal executive offices of registrant including zip code and phone number)
N/A
(Former name or former address, if changed since last report)

444 East Warm Springs Road, Suite 116
Las Vegas, Nevada 89119
(702) 407-4317
 (Address of principal executive offices of depositor including zip code and phone number )
N/A
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

In connection with the issuance of asset backed notes by Wachovia Auto Loan Owner Trust 2008-1 ("WALOT 2008-1") WALOT 2008-1 entered into an ISDA Mater Agreement, Schedule, ISDA Credit Support Annex and Swap Transaction Confirmation with Wachovia Bank, National association, as swap counterparty, each dated as of January 24, 2008.  The Master Agreement, Schedule, ISDA Credit Support Annex and Swap Transaction Confirmation are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.  The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WDS RECEIVABLES LLC

By:	/s/ Keith Ford
Keith Ford
Assistant Vice President

Dated:  April 2, 2008

Exhibit Index

Exhibit	Description

10.1	ISDA Master Agreement, dated as of January 24, 2008 (the “Master Agreement”), between Wachovia Bank, National Association (“Wachovia”) and Wachovia Auto Loan Owner Trust 2008-1 (“WALOT 2008-1”).

10.2	Schedule to the Master Agreement, dated as of January 24, 2008, between Wachovia and WALOT 2008-1.

10.3	ISDA Credit Support Annex, dated as of January 24, 2008, between Wachovia and WALOT 2008-1.

10.4	Swap Transaction Confirmation, dated January 24, 2008, from Wachovia to WALOT 2008-1.